UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2011

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of IXYS Corporation (“IXYS”) was held on September 16, 2011.

The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Each of the directors proposed by IXYS for election was elected by the following votes to serve until IXYS’s 2012 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Donald L. Feucht	26,328,413	1,805,310	2,715,559
Samuel Kory	26,900,661	1,233,062	2,715,559
S. Joon Lee	27,129,465	1,004,258	2,715,559
Timothy A. Richardson	25,899,291	2,234,432	2,715,559
James M. Thorburn	27,668,135	465,588	2,715,559
Kenneth D. Wong	25,981,782	2,151,941	2,715,559
Nathan Zommer	27,140,619	993,104	2,715,559

The stockholders approved the 2011 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,547,212	5,805,427	781,084	2,715,559

The stockholders approved, on an advisory basis, the compensation of IXYS’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,884,747	373,772	875,204	2,715,559

The stockholders approved, on an advisory basis, the holding of an advisory vote every year on the compensation of IXYS’s named executive officers. The voting results were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
14,434,734	84,405	13,154,004	460,580	2,715,559

In light of these results, the Board of Directors has determined that IXYS will hold an advisory vote on compensation of IXYS’s named executive officers every year.

The stockholders ratified the appointment of BDO USA, LLP as IXYS’s independent public registered accounting firm for IXYS’s fiscal year ending March 31, 2012. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,124,134	52,946	672,202	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

September 20, 2011	By:	/s/ Nathan Zommer

Name: Nathan Zommer
Title: Chief Executive Officer